UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2010
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3411-3421 West El Segundo Boulevard Hawthorne, California	90250

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 310-676-5000
(Former name or former address, if changed since last report.)
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Effective January 6, the Company entered into a lease agreement for new offices occupying approximately 3,000 sq ft in El Segundo, California. The lease term commences at such time as certain installations have been completed at the new office, which the Company anticipates to be March 1, 2010 and will continue for a term of 63 months. The lease provides for the following lease payments:

Lease Year	Fixed Rent Per Annum	Fixed Rent Per Month
1	$103,042.80	$8,586.90
2	$106,134.12	$8,844.51
3	$109,318.08	$9,109.84
4	$112,597.68	$9,383.14
5	$115,975.56	$9,664.63
5	n/a	$9,954.57
The Company believes that these facilities will be adequate for its operating needs and continued near term growth.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Lease Agreement dated as of December 31, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 12, 2010

CEREPLAST, INC.
By:	/s/ Frederic Scheer
	Name:	Frederic Scheer
	Title:	Chief Executive Officer
Index to Exhibits

Exhibit
Number	Description
99.1	Lease Agreement dated as of December 31, 2009

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